Exhibit 99.1

AGREEMENT

JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree to jointly prepare and file with regulatory authorities this Schedule 13D and any future amendments thereto reporting each of the undersigned’s ownership of securities of Galapagos NV, and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: August 23, 2024	EcoR1 CAPITAL, LLC

	By:	/s/ Oleg Nodelman
		Name:	Oleg Nodelman
		Title:	Manager

Date: August 23,2024	OLEG NODELMAN

	By:	/s/ Oleg Nodelman
Oleg Nodelman

Date: August 23, 2024	EcoR1 CAPITAL FUND QUALIFIED, L.P.

	By:	EcoR1 Capital, LLC, General Partner

	By:	/s/ Oleg Nodelman
		Name:	Oleg Nodelman
		Title:	Manager

Date: August 23, 2024	EcoR1 CAPITAL FUND, L.P.

	By:	EcoR1 Capital, LLC, General Partner

	By:	/s/ Oleg Nodelman
		Name:	Oleg Nodelman
		Title:	Manager